UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011

PATRIOT NATIONAL BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Connecticut	000-29599	06-1559137
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 324-7500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(c) – Appointment of Executive Officer

On November 18, 2011, Patriot National Bank (the “Bank”), a wholly-owned subsidiary of Patriot National Bancorp, Inc., issued a press release announcing that Mark C. Foley has been appointed as Executive Vice President and Chief Credit Officer of the Bank. A copy of the Bank’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Mr. Foley, 59, was most recently the Chief Credit Officer at Herald National Bank in New York, and prior to becoming Chief Credit Officer, he was the Chief Risk Officer at Herald National Bank. Prior to his Herald Bank assignments, he was a Managing Director at Forensic Investigative Associates where he specialized in compliance monitoring and due diligence. For the ten years prior, Mr. Foley held a variety of senior management roles at The Oyak Bank A.S. in Istanbul, Turkey. Mr. Foley participated in forming The Oyak Bank as a spin off of the BankBoston Istanbul Branch, following an 11 year career in commercial credit with Bank Boston. He holds a BA in Economics from Framingham State College and an MA in International Studies from The Johns Hopkins University.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Patriot National Bank, Press Release, issued November 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: November 21, 2011

By: /s/ Robert F. O’Connell
Robert F. O’Connell
Senior Executive Vice President and
Chief Financial Officer